                                    Exhibit 99.1

GAN Reports First Quarter 2021 Financial Results
Total revenues of $27.8 million up 263% versus prior year on B2B growth and addition of Coolbet
Strong execution and new customer launches drive 52% growth in B2B revenues versus prior quarter
New B2C Segment (Coolbet) outperforms Company’s expectations and delivers $14.3 million in quarterly revenues
Content strategy bolstered by long-term exclusive deal with Ainsworth

Irvine, California | May 17, 2021: GAN Limited (the “Company” or “GAN”) (NASDAQ: GAN), a leading full-service Internet gaming software-as-a-service provider to the real money Internet gaming, online sports betting, and simulated gaming industries, today announced its operating and financial results for the first quarter ended March 31, 2021.

Dermot Smurfit, CEO stated:

“We started the new year on a strong note with 263% top-line growth year-over-year, fueled by both organic growth as well as the Coolbet acquisition. We completed a record five RMiG partner launches during the first quarter, highlighted by our groundbreaking launch and strong results in Michigan, plus our exciting new partnerships with Wynn and Churchill Downs. We carried that momentum into the second quarter, with now 10 launches year-to-date, exceeding all of 2020. Most notably, we completed a successful multi-faceted transition onto our platform for Churchill Downs’ TwinSpires branded sports betting and iGaming across five states leveraging our scarce multi-State ‘One Account, Any Product, Any State’ technical capability. Additionally, we secured a long-term exclusive content deal with Ainsworth to further enhance our market offering. This key partnership will increase the Company’s overall ‘take rate’ on Gross Operator Revenue from iGaming, and help us secure a fast-growing share of existing iGaming revenues from B2C Operators who are not already partners of GAN. Looking ahead, our pipeline continues to expand with new opportunities for our industry-leading B2B offering here in the U.S. Lastly, we are thrilled with Coolbet’s strong contribution this quarter and how seamlessly we’ve been able to integrate the team. Coolbet offers a dual growth platform with our anticipated launch of their B2B sportsbook engine in the U.S. later this year and its exciting B2C international growth opportunity.”

First Quarter 2021 vs First Quarter 2020 Financial Highlights:

•Total revenues of $27.8 million versus $7.7 million, a 263% increase driven by the $14.3 million contribution from Coolbet to our Business-to-Consumer (“B2C”) segment and growth of $5.8 million from our Business-to-Business (“B2B”) segment.
•Closed acquisition of Coolbet sports betting technology and operations in early January 2021, continuing the development of their sports betting technology for U.S. deployment.

•GAN’s business has grown to two segments: (1) B2B – which includes Real money Internet gaming (“RMiG”) and Simulated gaming (“SIM”), and (2) B2C – which includes Coolbet's assets and international operations.
•B2B segment revenues up 76% to $13.5 million, driven by a RMiG increase of 68% to $10.5 million and a SIM increase of 114% to $3.0 million.
•B2C segment revenues of $14.3 million, derived from Coolbet’s existing and proven international sports betting and casino gaming operations. Key performance indicators remain at exceptional levels.
•Segment gross profit of $19.1 million versus $6.0 million. The 220% increase was driven by an $8.3 million contribution from the acquisition of Coolbet to our B2C segment, plus strong organic growth and new customer launches within our B2B segment.
•Net loss of $4.5 million versus net income of $0.7 million, driven primarily by increased amortization related to acquired intangibles from the Coolbet acquisition ($2.9 million), increased share-based compensation ($1.2 million), and operating expenses related to marketing, organizational expansion to meet market and customer demand, and costs related to regulatory requirements.
•Adjusted EBITDA of $1.7 million versus $2.5 million. The decrease in Adjusted EBITDA was driven by increased operating costs in the current year related to regulatory requirements and organizational expansion to meet market and customer demand.
•Cash of $52.2 million at March 31, 2021 compared to $152.7 million at December 31, 2020. The decrease is driven primarily by the cash paid to acquire Coolbet, net of cash acquired ($92.4 million), in January 2021.

GAN Limited
Key Financial Highlights
(Unaudited, in thousands unless otherwise specified)

	Three Months Ended March 31,
	2021	2020
Revenues
B2B	$13,530	$7,670
B2C	14,312	—
Total revenues	$27,842	$7,670

Profitability Measures
B2B segment gross profit (1)	$10,788	$5,978
B2C segment gross profit (1)	$8,335	N/A
B2B segment gross profit margin (1)	79.7%	77.9%
B2C segment gross profit margin (1)	58.2%	N/A
Net income (loss)	$(4,464)	$694
Adjusted EBITDA (7)	$1,700	$2,549

Key Performance Indicators
B2B Gross Operator Revenue (2) (in millions)	$214.2	$141.9
B2B Active Player-Days (3) (days, in millions)	9.5	9.0
B2B ARPDAU (4) (in whole dollars)	$22.48	$15.72
B2C Active Customers (5) (number of customers)	111,566	N/A
B2C Marketing Spend Ratio (6)	14%	N/A

Performance Highlights

•B2B Gross Operator Revenue(2) of $214.2 million versus $141.9 million, a 51% increase, driven by the strong performance from our new B2B casino iGaming partners.
•Launched major new B2B customers in four new states with Churchill Downs (sportsbook for MI and TN), Wynn (sportsbook and iGaming for MI) and FanDuel (iGaming for MI) during the first quarter. Additionally, in April 2021, we launched Churchill Downs in three additional states (sportsbook and iGaming in PA; sportsbook in CO and IN) followed by FanDuel iGaming in WV in early May 2021.
•Secured three new B2B partnerships, including SuperBook (sportsbook and iGaming for NJ and sportsbook for CO), Gila River (SIM for AZ) and Seneca Gaming (SIM for NY), all of which bring multi-year, recurring revenue opportunities.
•Ainsworth iGaming online slot portfolio secured 70+ active gaming titles, anticipated to grow to nearly 200 over the term, exclusively for the long-term benefit of all partners of GAN in the U.S. for both RMiG and SIM, as well as partners of GAN’s Super RGS. The platform offering stands to benefit from an enhanced online gaming portfolio of exclusive high-value online slot games recognized and valued by casino patrons coast-to-coast, with titles derived from counterparts present on America’s retail casino gaming floors.
•Operating costs and expenses increased from $6.8 million to $31.6 million driven primarily by the addition of Coolbet in the current year (acquired January 1, 2021), plus increased amortization related to acquired intangibles ($2.9 million), increased share-based compensation ($1.2 million), and operating expenses related to marketing, organizational expansion to meet market and customer demand, and public company and regulatory costs.

2021 Outlook

Karen Flores, CFO added:
“Our first quarter financial results exceeded our expectations, and the outlook remains positive for the balance of 2021. We are increasing our full year revenue guidance to a range of $103 million to $108 million. As we gain scale, become more efficient, and move through a period of significant investment for growth, we anticipate to drive improved profitability. These factors will yield better operating leverage across the business over the long-term and further bolster our strong financial position as we execute our growth strategy, support new and existing customer launches and launch the B2C sports book technology later this year.”

Conference Call Details

Date/Time:        Monday, May 17, 2021, at 4:30 PM EST
Webcast:        https://www.webcast-eqs.com/ganlimited20210517/en
U.S. Toll-Free Dial-in:    (877) 407-0989
International Dial-in:    (201) 389-0921
To access the call, please dial in approximately ten minutes before the start of the call. An accompanying slide presentation will be available in PDF format on the “Events & Presentations” page of the investor relations portion of the Company’s website (http://investors.gan.com) after issuance of the earnings release.

About GAN Limited

GAN is a leading business-to-business supplier of Internet gambling software-as-a-service solutions predominantly to the U.S. land-based casino industry. Coolbet, a division of GAN, is a market-leading operator of proprietary online sports betting technology with market leadership positions in selected European and Latin American markets. GAN has developed a proprietary Internet gambling enterprise software system, GameSTACK™, which it licenses to land-based casino operators as a turnkey technology solution for regulated real money Internet gambling, encompassing Internet gaming, Internet sports gaming and virtual Simulated gaming.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s 2021 revenue guidance, the Company’s anticipated trends in revenues (including new customer launches) and operating expenses, the anticipated impact of the COVID-19 pandemic on the Company’s operations and industry, the resilience of the Company’s business in the pandemic, the anticipated launch of regulated gaming in new U.S. states, the expected integration of Coolbet’s sports betting technology and international B2C operations, the anticipated launch timing of the B2B sportbook technology solution in the U.S., the recurring nature of the Company’s revenue relationships with customers and the Company’s ability to leverage its intellectual property portfolio, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason, except as required by law.

Key Performance Indicators and Non-GAAP Financial Measures

(1) The Company excludes depreciation and amortization from certain line items in certain calculations, including segment results and operating costs and expenses.

(2) The Company defines B2B Gross Operator Revenue as the sum of its B2B corporate customers’ gross revenue from Simulated gaming, gross gaming revenue from real money regulated iGaming, and gross sports win from real money regulated sports betting. B2B Gross Operator Revenue, which is not comparable to financial information presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), gives management and users an indication of the extent of transactions processed through the Company’s B2B corporate customers’ platforms and allows management to understand the extent of activity that the Company’s platform is processing.

(3) The Company defines B2B Active Player-Days as unique individuals who log on and wager each day (either wagering with real money or playing with virtual credits used in Simulated gaming), aggregated during the respective period. By way of illustrative example: one (1) unique individual logging in and wagering each day in a single calendar year would, in aggregate, represent 365 B2B Active Player-Days. B2B Active Player-Days provides an indicator of consistent and daily interaction that individuals have with the Company’s platforms. B2B Active Player-Days allows management and users to understand not only total users who interact with the platform but gives an idea of the frequency to which users are interacting with the platform, as someone who logs on and wagers multiple days are weighted heavier during the period than the user who only logs on and wagers one day.

(4) The Company defines B2B Average Revenue per Daily Active User (“ARPDAU”) as B2B Gross Operator Revenue divided by the identified number of B2B Active Player-Days. This measure allows management to measure the value per daily user and track user interaction with the platforms, which helps both management and users of financial statements understand the value per user that is driven by marketing efforts and data analysis obtained from the Company’s platforms.

(5) The Company defines B2C Active Customers as a user that places a wager during the period. This metric allows management to monitor the customer segmentation, growth drivers, and ultimately creates opportunities to identify and add value to the user experience. This metric allows management and users of the financial statements to measure the platform traffic and track related trends.

(6) The Company defines B2C Marketing Spend Ratio as the total B2C direct marketing expense for the period divided by the total B2C revenues. This metric allows management to measure the success of marketing costs during a given period and compare across jurisdictions. Management and the users of the financial statements can use this metric as a comparison to peers and track the success of marketing costs over time versus revenue levels, plus as an indication of return on marketing investment.

(7) Adjusted EBITDA is a non-GAAP financial measure that is provided as supplemental disclosure which is defined as net income (loss) before interest costs, income taxes, depreciation and amortization, share-based compensation expense and related expense, impairments, initial public offering related costs and other items which our Board of Directors considers to be infrequent or unusual in nature. Management uses Adjusted EBITDA to measure its financial performance. Specifically, it uses Adjusted EBITDA (1) as a measure to compare its operating performance from period to period, as it removes the effect of items not directly resulting from core operations, and (2) as a means of assessing its core business performance against others in the industry, because it eliminates some of the effects that are generated by differences in capital structure, depreciation, tax effects and unusual and infrequent events. The presentation of Adjusted EBITDA is not intended to be used in isolation or as a substitute for any measure prepared in accordance with U.S. GAAP. Adjusted EBITDA, as defined, may not be comparable to similarly titled measures used by other companies in the industry, and Adjusted EBITDA may exclude financial information that some investors may consider important in evaluating the Company’s performance. Adjusted EBITDA, as calculated by the Company, along with a reconciliation to net income (loss), the comparable U.S. GAAP equivalent measure, is included below.
This presentation uses certain non-GAAP financial measures as defined in Securities and Exchange Commission rules. The Company reports financial results in conformity with U.S. GAAP, and also communicates with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable U.S. GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of the Company’s financial results that are prepared in accordance with U.S. GAAP.

Investor Contacts:

GAN Robert Shore VP, Investor Relations & Capital Markets (610) 812-3519 rshore@GAN.com	Alpha IR Group Ryan Coleman or Ashley Gruenberg (312) 445-2870 GAN@alpha-ir.com

GAN Limited
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenues	$27,842	$7,670

Operating costs and expenses
Cost of revenues (1)	8,719	1,692
Sales and marketing	4,101	863
Product and technology	4,850	1,024
General and administrative (1)	10,011	2,391
Depreciation and amortization	3,963	853
Total operating costs and expenses	31,644	6,823
Operating income (loss)	(3,802)	847
Interest expense, net	1	8
Income (loss) before income taxes	(3,803)	839
Income tax provision	661	145
Net income (loss)	$(4,464)	$694

Income (loss) per share
Basic	$(0.11)	$0.03
Diluted	$(0.11)	$0.03

Weighted average ordinary shares outstanding
Basic	41,986,083	21,512,225
Diluted	41,986,083	23,040,345

GAN Limited
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except share amounts)

	March 31, 2021	December 31, 2020
ASSETS
Current assets
Cash	$52,185	$152,654
Accounts receivable, net	11,945	6,818
Prepaid expenses	2,800	1,912
Other current assets	3,423	2,112
Total current assets	70,353	163,496

Capitalized software development costs, net	8,134	6,648
Goodwill	152,734	—
Intangible assets, net	43,855	468
Other assets	3,926	2,634
Total assets	$279,002	$173,246

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$4,329	$4,926
Accrued compensation and benefits	6,127	4,956
Accrued expenses	4,414	3,363
Liabilities to users	6,916	—
Other current liabilities	3,944	4,067
Total current liabilities	25,730	17,312

Deferred income taxes	2,167	—
Other noncurrent liabilities	559	370
Total liabilities	28,456	17,682

Stockholders' equity
Ordinary shares, $0.01 par value, 100,000,000 shares authorized, 42,004,100 and 36,635,362 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	419	365
Additional paid-in capital	312,715	203,842
Accumulated deficit	(50,230)	(45,766)
Accumulated other comprehensive loss	(12,358)	(2,877)
Total stockholders' equity	250,546	155,564
Total liabilities and stockholders' equity	$279,002	$173,246

GAN Limited
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
Cash Flows From Operating Activities
Net income (loss)	$(4,464)	$694
Adjustments to reconcile net income (loss) to net cash used in operating activities	5,694	1,179
Changes in operating assets and liabilities, net of acquisition	(5,375)	(3,312)
Net cash used in operating activities	(4,145)	(1,439)

Cash Flows From Investing Activities
Cash paid for acquisition, net of cash acquired	(92,404)	—
Expenditures for capitalized software development costs	(2,153)	(534)
Purchases of gaming licenses	(34)	—
Purchases of property and equipment	(426)	(437)
Net cash used in investing activities	(95,017)	(971)

Cash Flows From Financing Activities
Payments of offering costs	(604)	(909)
Proceeds from exercise of stock options	315	87
Principal payments on finance leases	—	(44)
Net cash used in financing activities	(289)	(866)

Effect of foreign exchange rates on cash	(1,018)	(850)

Net decrease in cash	(100,469)	(4,126)
Cash, beginning of period	152,654	10,279
Cash, end of period	$52,185	$6,153

GAN Limited
Segment Revenues and Gross Profit
(Unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
B2B
Platform and content fees	$9,184	$5,933
Development services and other	4,346	1,737
Total B2B revenues	13,530	7,670

B2C
Gaming	14,312	—
Total B2C revenues	14,312	—

Total revenues	$27,842	$7,670

B2B
Revenues	$13,530	$7,670
Cost of revenues (1)	2,742	1,692
B2B segment gross profit (1)	10,788	5,978
B2B segment gross profit margin (1)	79.7%	77.9%

B2C
Revenues	14,312	—
Cost of revenues (1)	5,977	—
B2C segment gross profit (1)	8,335	—
B2C segment gross profit margin (1)	58.2%	—

Total segment gross profit (1)	$19,123	$5,978
Total segment gross profit margin (1)	68.7%	77.9%

GAN Limited
Revenues by Geography
(Unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
Revenues by geography *
United States	$11,473	$6,251
Europe	11,064	1,410
Latin America	3,603	—
Rest of the world	1,702	9
Total	$27,842	$7,670

* Revenue is segmented based on the location of the Company's customer.

GAN Limited
Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020

Net income (loss)	$(4,464)	$694
Income tax provision	661	145
Interest expense, net	1	8
Depreciation and amortization	3,963	853
Share-based compensation and related expense	1,539	295
Initial public offering transaction related	—	554
Adjusted EBITDA	$1,700	$2,549